Exhibit 99.1

News Release

Silver State Bancorp Announces Earnings Release Date and Conference Call

HENDERSON, Nev.—(BUSINESS WIRE)—Oct. 16, 2007—Silver State Bancorp (NASDAQ: SSBX) announced today the Company plans to release its third quarter 2007 financial results before the market opens on Tuesday, October 23, 2007.

President and Chief Executive Officer Corey L. Johnson and Chief Operating and Financial Officer Michael J. Threet will host a conference call at 11:00 AM Eastern Time on Wednesday, October 24, 2007 to discuss the Company’s performance.

Participants may access the call by dialing 866.713.8567 (International dial 617.597.5326) using the pass code 22938680. The call will be recorded and made available for replay after 3:00 PM Eastern Time on October 26, 2007 until 11:59 PM Eastern Time on October 31, 2007 by dialing 888-286-8010 (International dial 617-801-6888) using the pass code 38154139. A replay will also be available via web broadcast at www.silverstatebancorp.com.

About Silver State Bancorp

Silver State Bancorp, through its wholly owned subsidiaries, Silver State Bank and Choice Bank, operates 11 full service branches in southern Nevada and two full service branches in the Phoenix/Scottsdale market area. Silver State Bank also operates loan production offices located in Nevada, California, Washington, Oregon, Utah, Colorado and Florida. Please visit www.silverstatebancorp.com for more information.

Forward-Looking Statements

This press release contains forward-looking statements. Terms such as “will,” “should,” “plan,” “intend,” “expect,” “continue,” “believe,” “anticipate,” “seek,” and similar expressions are forward-looking in nature and reflect management’s view only as the date hereof. Actual results and events could differ materially from those expressed or anticipated and are subject to a number of risks and uncertainties including but not limited to fluctuations in interest rates, asset quality, government regulations, economic conditions and competition in the geographic and business areas in which Silver State Bancorp conducts its operations. We undertake no obligation to review or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT: Stern And Company

Steven D. Stern, 702-240-9533

steve@sdsternpr.com

www.sdsternpr.com

SOURCE: Silver State Bancorp